SCHEDULE A

Sealbond Limited

Name	Title	Present Occupation	Present Business Address	Citizenship
Yu Ying Choi, Alan Abel	Director	Deputy Chairman of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Wong Wun Lam	Director	Chief Financial Officer of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Wu Pak To, Sunny	Director	Chief Operations Officer of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Lee Yuen, Lance Richard	Director	Vice President and Chief Executive Officer of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian

During the last five years, none of the executive officers or directors of the Reporting Person listed in this Schedule A has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or has party to any civil proceeding commenced before a judicial or administrative body of competent jurisdiction as a result of which he was or is now subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

CK Life Sciences Int’l., (Holdings) Inc.

Name	Title	Present Occupation	Present Business Address	Citizenship
Li Tzar Kuoi, Victor	Director	Chairman of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Kam Hing Lam	Director	President of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Ip Tak Chuen, Edmond	Director	Senior Vice President and Chief Investment Officer of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Yu Ying Choi, Alan Abel	Director	Deputy Chairman of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Lee Yuen, Lance Richard	Director	Vice President and Chief Executive Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Toh Kean Meng, Melvin	Director	Vice President, Chief Scientific Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Singaporean
Eirene Yeung	Company Secretary	Company Secretary of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Hong Kong, China
Tulloch, Peter Peace	Director	Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Kwok Eva Lee	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Canadian
Kwan Kai Cheong	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Tighe, Paul Joseph	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Australian
Roberts, Donald Jeffrey	Director	Independent Non-executive Director of CK Life Sciences Int’l., (Holdings) Inc.	7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong	Canadian

During the last five years, none of the executive officers or directors of the Reporting Person listed in this Schedule A has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or has party to any civil proceeding commenced before a judicial or administrative body of competent jurisdiction as a result of which he was or is now subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Conjoint Inc.

Name	Title	Present Occupation	Present Business Address	Citizenship
Yu Ying Choi, Alan Abel	Director	Deputy Chairman of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	British
Lee Yuen, Lance Richard	Director	Vice President and Chief Executive Officer of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Wong Wun Lam	Director	Chief Financial Officer of CK Life Sciences Int'l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Canadian
Toh Kean Meng, Melvin	Director	Vice President, Chief Scientific Officer of CK Life Sciences Int’l., (Holdings) Inc.	2 Dai Fu Street, Tai Po Industrial Estate, Hong Kong	Singaporean

During the last five years, none of the executive officers or directors of the Reporting Person listed in this Schedule A has been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors) or has party to any civil proceeding commenced before a judicial or administrative body of competent jurisdiction as a result of which he was or is now subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.